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                                                                   Exhibit 10.21


                         PARENT STOCK PLEDGE AGREEMENT

                        Long Distance International Inc.
                                4150 SW 28th Way
                         Ft. Lauderdale, Florida 33312




To:      Frederick A. DeLuca
         512 NE 23rd Avenue
         Ft. Lauderdale, Florida  33301

                                 July 20, 1999

Gentlemen:

Reference is made to a certain Term Loan Agreement dated of even date herewith (herein called "Term Loan Agreement") among LDI Acquisition Sub Inc., a Delaware corporation (herein called "the Company"), the undersigned, the lenders from time to time parties thereto (the "Lenders") and you, in your capacity as Collateral Agent for the ratable benefit of yourself and the other Lenders (the "Collateral Agent"). Capitalized terms used herein and defined in the Term Loan Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein. The Pledgor (as hereinafter defined) is the parent of the Company and will derive substantial benefit from the term loans to be advanced by the Lenders to the Company. As security for: the full payment and performance when due of all now existing and future Obligations of the Company and the Pledgor arising pursuant to the Term Loan Agreement (all of which are herein called "Secured Obligations"), the undersigned (hereinafter "Pledgor") hereby pledges, assigns, transfers, delivers and sets over to the Collateral Agent, for the ratable benefit of itself and the other Lenders, all of its right, title and interest in and to the securities listed on the attached Schedule 1, issued as indicated on said schedule ("Securities").

This pledge includes all right, title and interest in and to and a continuing lien upon and security interest in, all of said Securities together with any investment property and security entitlements with respect thereto, including, without limitation, all dividends, liquidating dividends, splits, dividends paid in stock, dividends paid in Securities, new or reclassified Securities, or any other property which the Pledgor is or may hereafter become entitled to receive on account of such Securities, any and all increments, substitutions, additions or replacements thereof, and any and all proceeds thereof (all collectively hereinafter referred to as "Pledged Collateral").

This Stock Pledge Agreement is executed as an inducement to the Lenders to make the Term Loan to the Company pursuant to the Term Loan Agreement, or otherwise to extend credit or financial accommodations to the Company or to enter into or continue financing arrangements with the Company, and is executed in consideration of the Lenders doing or having done any of the foregoing.

Pledgor shall be in default under this Pledge Agreement upon the occurrence of any of the following (herein any such default shall be referred to as an "Event of Default"):




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         1.       occurrence of any Event of Default under the Term Loan
                  Agreement;

         2. if any warranty, representation or statement contained in this Stock Pledge Agreement is materially or substantially breached, or is, or becomes materially or substantially untrue;

         3. commencement by or against the Pledgor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; provided that any such involuntary proceeding which is commenced against the Pledgor is not dismissed within sixty (60) days; or

In the event of the happening of any such Event of Default (which is not cured by Pledgor to the Collateral Agent's satisfaction or waived by the Collateral Agent in writing), on ten (10) days prior notice to the Pledgor, without the curing of such default within such time, the Collateral Agent may, without demand of performance, advertisement or notice of intention to sell, or of the time or place of sale, and without notice to redeem, or other notice or demand whatsoever to or upon the Pledgor (all and each of which demands, advertisements and/or notices are hereby expressly waived), forthwith or at any time or times thereafter, transfer to and/or register in the Collateral Agent's name, or the name of the Collateral Agent's nominee, any or all of the Pledged Collateral and/or collect, receive, appropriate and realize upon said Pledged Collateral. In addition, and also without any of the aforesaid demands, advertisements, and/or notices, upon the occurrence of any Event of Default as defined herein (which is not cured by Pledgor to the Collateral Agent's satisfaction or waived by the Collateral Agent in writing), the Collateral Agent may sell, assign, transfer and deliver the whole or any part of the Pledged Collateral held by the Collateral Agent under this Stock Pledge Agreement or subject to this Stock Pledge Agreement in one or more parcels, at public or private sale or sales, at any Exchange Broker's Board, at the Collateral Agent's office or elsewhere, on such terms and conditions, and at such prices as the Collateral Agent may deem advisable, for cash, upon credit, or for future delivery, with the right on the Collateral Agent's part to become the purchaser thereof at any such sale or sales, free and clear of any right to equity of redemption (which right or equity is hereby expressly waived and released). Any notice of sale, disposition, or other intended action by the Collateral Agent required by applicable law and sent to the Pledgor at least ten (10) days prior to such action shall constitute reasonable notice to the Pledgor.

Net proceeds of any such disposition as aforesaid, after deduction of all costs, including reasonable attorneys' fees and expenses of every kind incurred therein, shall be applied to the payment in whole or in part, in such order as the Collateral Agent may elect, of any of the Secured Obligations. The Collateral Agent agrees to pay over and return any remaining balance to the Pledgor or to any person entitled thereto, upon proper demand being made therefor, and if there be any deficiency, Pledgor and the Company shall continue to be fully liable for same.

Further, the Collateral Agent is hereby expressly granted the right and irrevocable proxy, in the event of the happening of any Event of Default (as defined herein) (which is not cured by Pledgor to the Collateral Agent's satisfaction or waived by the Collateral Agent in writing), and on ten (10) days prior notice to the Pledgor, without the curing by the Pledgor or the waiving by the Collateral Agent of such Event of Default within such time, to




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transfer to the Collateral Agent or to the Collateral Agent's nominee any or all of the Pledged Collateral or to register same in the Collateral Agent's name on the books of the company or entity issuing same; to receive cash dividends, coupons and income thereon and to hold the same as additional collateral security hereunder, or to apply it against the Secured Obligations and to exercise any voting rights with respect to said Collateral for any purposes as the Collateral Agent in its discretion deems advisable, and to otherwise exercise as to such Pledged Collateral all rights, powers and remedies as the owner thereof.

Pledgor hereby represents and warrants that the Pledged Collateral is owned by the Pledgor absolutely, and is free and clear of all liens and encumbrances except for the pledge in favor of the Collateral Agent and except for Permitted Encumbrances (as defined in the Financing Agreement); that there are no restrictions (other than pursuant to applicable securities laws, if any) upon the pledge or transfer of any of the Pledged Collateral; that the Pledgor has full right to pledge and transfer the same in accordance with the terms and conditions of this Stock Pledge Agreement, free of all encumbrances (except said Permitted Encumbrances) and without the consent of any or person, firm, entity or corporation and without the need to notify the issuing company and/or obtain their consent to the pledge; and that said Pledged Collateral is not subject to any assessment. Pledgor further represents and warrants that the issuers of the Securities do not have outstanding any options, warrants or other rights to purchase capital stock of such issuers and that the Securities pledged hereunder represent all the issued and outstanding shares of capital stock of such issuers (the "Issuers"). Pledgor covenants that it will cause the Issuers not to issue any securities other than the Securities pledged hereunder; provided that additional securities of the Issuers may be issued so long as such new securities are pledged to the Collateral Agent and become a part of the Pledged Collateral.

Pledgor hereby agrees (a) to do all acts that may be necessary to maintain, preserve, and protect the Pledged Collateral; (b) to appear in and defend any action or proceeding that may affect its title to or the Collateral Agent's interest in the Pledged Collateral; and (c) not to surrender or lose possession of (other than to the Collateral Agent), sell, encumber, lease, rent, or otherwise dispose of or transfer any Pledged Collateral or right or interest therein except as hereinafter provided, and to keep the Pledged Collateral free of all security interests or other liens or charges except those approved in writing by the Collateral Agent.

Pledgor agrees that the Collateral Agent will have no obligation to defend or protect the Pledged Collateral

Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Collateral, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities law or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obligated to agree, among or things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and





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agrees that any such private sale may result in prices and or terms less favorable to the Collateral Agent than if such sale were a public sale and agrees that such circumstances shall not, in and of themselves, result in a determination that such sale was not made in a commercially reasonable manner.

The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer to register such securities for public sale under the Securities Act of 1933, or under applicable state securities laws, even if the issuer agrees to do so. Additionally, if not prohibited by law, the Collateral Agent shall have the right to bid for the Pledged Collateral at any such sale.

The Collateral Agent agrees that until the occurrence and continuance of an Event of Default, the Pledgor shall retain all voting rights with respect to the Pledged Collateral and shall be entitled to all dividends, distributions and other rights with respect thereto.

It is understood and agreed that the rights and remedies herein enumerated are not intended to be exhaustive but are in addition to any other rights or remedies at law or in equity. The Collateral Agent shall have the absolute right in its sole discretion to determine the order in which its rights and remedies are to be exercised, and the Collateral Agent's exercise of any right or remedy shall not preclude the exercise of any other rights or remedies or be deemed to be a waiver thereof. No act of forbearance, or agreement to forebear the enforcement of, or extension of the date of maturity of, any Secured Obligation, shall in any way constitute a release of, or a waiver or relinquishment of any of the Collateral Agent's rights or remedies.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by telex or telecopier) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or telex or telecopier numbers set forth below their names on the signature pages of the Term Loan Agreement, or at or to such other address or telex or telecopier number as shall be designated by either party in a written notice to the other party hereto. All such notices and communications shall be effective (a) if delivered by hand, upon delivery; (b) if sent by mail, upon the date of receipt; (c) if sent by telex, upon receipt by the sender of an appropriate answerback; and (d) if sent by telecopy, upon receipt.

This Stock Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original as against the party executing the same and all of which together shall be deemed to constitute one and the same agreement.




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This Stock Pledge Agreement is to be governed by the laws of the State of New
York and shall be binding on the successors and assigns of the Pledgor, and shall inure to the Collateral Agent's benefit and the benefit of its successors and assigns.


                                      Very truly yours,

                                      LONG DISTANCE INTERNATIONAL INC.



                                      By: /s/ David R. Hess
                                         --------------------------------------
                                         David R. Hess
                                         Chief Executive Officer




AGREED:


/s/ Frederick A. DeLuca
----------------------------------------
Frederick A. DeLuca, as Collateral Agent













                SIGNATURE PAGE TO PARENT STOCK PLEDGE AGREEMENT





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                                   SCHEDULE 1

                                   SUBSIDIARY

1,000 Shares of Common Stock, par value $.001 per share, of LDI Acquisition Sub Inc., a Delaware Corporation.